UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2020

DAVITA INC.
(Exact name of registrant as specified in its charter)

DE	1-14106	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street
Denver,	CO	80202
(Address of principal executive offices including Zip Code)

(720) 631-2100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
DaVita Inc. 2020 Incentive Award Plan
On June 11, 2020, DaVita Inc. (the “Company”) held its virtual 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). As described in Item 5.07 below, at the 2020 Annual Meeting, the Company’s stockholders approved the DaVita Inc. 2020 Incentive Award Plan (the “2020 Plan”), which had been previously approved by the Company’s Board of Directors (the “Board of Directors”), subject to stockholder approval. The following paragraphs provide a summary of certain terms of the 2020 Plan. The summary description of the 2020 Plan below is qualified in its entirety by reference to the actual terms of the 2020 Plan attached as Appendix A to Company's Definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on April 27, 2020 (the “Proxy Statement”).
The 2020 Plan is designed to promote the Company’s success and enhance its value by linking the individual interests of the members of the Board of Directors and the Company’s employees and consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance. The 2020 Plan is further intended to provide the Company flexibility in its ability to motivate, attract, and retain the services of members of the Board of Directors, employees and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
The 2020 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock units, restricted stock, performance awards, dividend equivalents, stock payments, deferred stock unit awards and deferred stock awards.
The number of shares authorized for issuance under the 2020 Plan consists of (i) 5,000,000 shares plus (ii) the number of shares that remain available for issuance under the Company’s 2011 Incentive Award Plan (the “2011 Plan”) as of the 2020 Plan’s effective date divided by 3.5, the share deduction ratio in the 2011 Plan. Shares will be reduced from the 2020 Plan as follows: (i) to the extent the Company grants an option or stock-settled, free-standing stock appreciation right under the 2020 Plan, the number of shares that remain available for future grants under the 2020 Plan will be reduced by a number equal to one-quarter (0.25) times the number of shares subject to such option or stock appreciation right and (ii) to the extent the Company grants a share-denominated award, other than an option or stock appreciation right (“Full Value Award”) or settles a Full Value Award in shares, the number of shares that remain available for future grants under the 2020 Plan will be reduced by a number equal to one (1.0) times the number of shares subject to such Full Value Award.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
On June 11, 2020, the Company held its virtual 2020 Annual Meeting. Represented in person or by proxy at the 2020 Annual Meeting were 109,596,053 shares of the Company’s common stock, or 89.97% of its outstanding shares of common stock as of the record date of the 2020 Annual Meeting. The proposals presented at the 2020 Annual Meeting are described in detail in the Company’s Proxy Statement. The vote results detailed below represent final results as certified by the Inspector of Elections.
Proposal 1. Election of Directors.
The Company’s stockholders elected the eight director nominees named in the Proxy Statement to the Company’s Board of Directors for a term expiring at the 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The voting results are as follows:

Name of Nominee	For	Against	Abstain	Broker non-votes
Pamela M. Arway	97,527,477	5,837,354	131,023	6,100,199
Charles G. Berg	100,333,062	3,026,210	136,582	6,100,199
Barbara J. Desoer	98,140,236	5,224,481	131,137	6,100,199
Pascal Desroches	98,621,658	4,634,208	239,988	6,100,199
Paul J. Diaz	97,541,270	5,714,638	239,946	6,100,199
John M. Nehra	99,255,234	4,103,812	136,808	6,100,199
Javier J. Rodriguez	102,353,061	1,008,532	134,261	6,100,199
Phyllis R. Yale	101,685,463	1,680,804	129,587	6,100,199

Proposal 2. Ratification of the appointment of the Company's independent registered public accounting firm.
The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The voting results are as follows:

For	Against	Abstain
106,312,142	3,191,622	92,289
Proposal 3. Advisory vote to approve named executive officer compensation.
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results are as follows:

For	Against	Abstain	Broker non-votes
76,522,628	26,829,560	143,666	6,100,199
Proposal 4. Approval of the 2020 Plan.
The Company’s stockholders approved the 2020 Plan. The voting results are as follows:

For	Against	Abstain	Broker non-votes
54,643,155	48,799,007	53,692	6,100,199
Proposal 5. Stockholder proposal regarding political contributions disclosure.
The Company’s stockholders did not approve the stockholder proposal regarding political contributions disclosure. The voting results are as follows:

For	Against	Abstain	Broker non-votes
33,333,026	69,146,615	1,016,213	6,100,199

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: June 16, 2020	By:	/s/ Samantha A. Caldwell
Samantha A. Caldwell
Corporate Secretary